United Technologies Corporation	Exhibit 21
Subsidiary and Affiliate Listing
December 31, 2015

Entity Name	Place of Incorporation
3234808 Nova Scotia Limited	Nova Scotia
Allyn Holdings, Inc.	Delaware
Arabian Air Conditioning Company	Saudi Arabia
Augusta (Gibraltar) Holdings I Limited	Gibraltar
Augusta (Gibraltar) Holdings II S.C.S.	Grand-Duchy of Luxembourg
Auxiliary Power International Corporation	Delaware
Beesail Limited	England
Belgium Parkview BVBA	Belgium
Berkeley Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Blades Technology International, Inc.	Delaware
Blades Technology Ltd.	Israel
Bridgecam (Ireland) Limited	Ireland
Cambridge Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Caricor Ltd.	Delaware
Carrier Asia Limited	Hong Kong
Carrier Commercial Refrigeration, Inc.	Delaware
Carrier Corporation	Delaware
Carrier Enterprise, LLC	Delaware
Carrier HVACR Investments B.V.	Netherlands
Carrier Technologies ULC	Alberta
Ceesail Limited	England
Chubb Fire & Security Limited	England
Chubb Fire & Security Pty Ltd	Australia
Chubb Fire Limited	England
Chubb Group Limited	England
Chubb Group Security Limited	England
Chubb International (Netherlands) BV	Netherlands
Chubb International Holdings Limited	England
Chubb Limited	England
Chubb Nederland B.V.	Netherlands
Chubb Security Holdings Australia Pty Ltd	Australia
Chubb Systems Limited	United Kingdom
Commonwealth Luxembourg Holdings S.à r.l.	Grand-Duchy of Luxembourg
CTU of Delaware (formerly Mostek)	Delaware
Delavan Inc.	Delaware
Detector Electronics Corporation	Minnesota
Devonshire Switzerland Holdings GmbH	Switzerland
Elevadores Otis Ltda.	Brazil
Empresas Carrier, S. De R.L. De C.V.	Mexico
Fyrnetics (Hong Kong) Limited	Hong Kong

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2015

Entity Name	Place of Incorporation
Goodrich Aerospace Canada Ltd	Ontario
Goodrich Aftermarket Services Limited	United Kingdom
Goodrich Control Systems Ltd	Ontario
Goodrich Corporation	New York
Goodrich Inertial Limited	United Kingdom
Goodrich Landing Gear, LLC	Delaware
Goodrich Limited	United Kingdom
Goodrich Pump & Engine Control Systems, Inc.	Delaware
Goodrich Systems Limited	United Kingdom
Goodrich XCH Luxembourg B.V./S.a.r.l.	Netherlands
Gulf Security Technology Company Limited	China
Hamilton Sundstrand Aviation Services, Inc.	Delaware
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Holdings, Inc.	Delaware
Hamilton Sundstrand International Holdings (Luxembourg) S.à r.l.	Grand-Duchy of Luxembourg
HEJ Holding, Inc.	Delaware
IAE International Aero Engines AG	Switzerland
JMS I Corporation	Delaware
Kidde Fire Protection Inc.	Delaware
Kidde Graviner Limited	England
Kidde Holdings Limited	England
Kidde International Limited	England
Kidde Products Limited	England
Kidde Technologies Inc.*	Delaware
Kidde UK	England
Kidde US Holdings Inc.	Delaware
KNA Inc.	Delaware
Latin American Holding, Inc.	Delaware
Netherlands Parkview Coöperatief U.A.	Netherlands
Nippon Otis Elevator Company	Japan
Noresco, LLC	Delaware
NSI, Inc.	Delaware
Otis Elevator (China) Company Limited	China
Otis Elevator (China) Investment Company Limited	China
Otis Elevator Company	New Jersey
Otis Elevator Company (India) Limited	India
Otis Elevator Korea	Korea, Republic of
Otis Far East Holdings Limited	Hong Kong
Otis Holdings GmbH & Co. OHG	Germany
Otis International Holdings GmbH	Germany

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2015

Entity Name	Place of Incorporation
Otis Investments Limited	England
Otis Limited	England
Otis Pacific Holdings B.V.	Netherlands
Otis S.C.S.	France
Parkview Participations LLC	Delaware
Parkview Treasury Services (UK) Limited	United Kingdom
Pratt & Whitney Aero Engines International GmbH	Switzerland
Pratt & Whitney Aero Engines International Services GmbH	Switzerland
Pratt & Whitney Canada Corp.	Nova Scotia
Pratt & Whitney Canada Holdings Ltd.	Nova Scotia
Pratt & Whitney Canada Leasing, Limited Partnership	Québec
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Compressor Airfoil Holdings, Inc.	Delaware
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Holdings LLC	Cayman Islands
Pratt & Whitney Rzeszow S.A.	Poland
Pratt Aero Limited Partnership	Nova Scotia
Ratier-Figeac, SAS	France
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
Sensitech Inc.	Delaware
SICLI Holding SAS	France
Simmonds Precision Products, Inc.	New York
Sirius (Korea) Limited	England
South American Coöperatief U.A.	Netherlands
Trenton Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
Trumbull Holdings SCS	France
United Technologies Australia Holdings Limited	Australia
United Technologies Canada, Ltd.	New Brunswick
United Technologies Corporation [DE]	Delaware
United Technologies Cortran, Inc.	Delaware
United Technologies Electronic Controls, Inc.	Delaware
United Technologies Far East Limited	Hong Kong
United Technologies Finance (U.K.) Limited	England
United Technologies France SAS	France
United Technologies Holding GmbH	Germany
United Technologies Holdings Italy Srl	Italy
United Technologies Holdings Limited	England
United Technologies Holdings SAS	France
United Technologies Intercompany Lending Ireland Limited	Ireland

United Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2015

Entity Name	Place of Incorporation
United Technologies International Corporation	Delaware
United Technologies International Corporation-Asia Private Limited	Singapore
United Technologies International SAS	France
United Technologies Luxembourg S.à r.l.	Grand-Duchy of Luxembourg
United Technologies Paris SNC	France
United Technologies South Asia Pacific Pte. Ltd	Singapore
UT Finance Corporation	Delaware
UT Luxembourg Holding II S.à r.l.	Grand-Duchy of Luxembourg
UT Park View, Inc.	Delaware
UTC (US) LLC	Delaware
UTC Canada Corporation	New Brunswick
UTC Corporation	Delaware
UTC Fire & Security Americas Corporation, Inc.	Delaware
UTC Fire & Security Corporation	Delaware
UTC Fire & Security Luxembourg S.a r.l.	Grand-Duchy of Luxembourg
UTC Investments Australia Pty Limited	Australia
UTCL Holdings, Limited	New Brunswick
UTCL Investments B.V.	Netherlands
UTX Holdings S.C.S.	France
Walter Kidde Portable Equipment Inc.	Delaware
Xizi Otis Elevator Company Limited	China
Zardoya Otis, S.A.	Spain

* Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.